UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of the Company was held on June 18, 2013.

1.	The Company’s stockholders approved the election of the following nine directors for a term to expire at the Annual Meeting of Stockholders in 2014. The votes for each director were as follows:

Name	For	Withheld Authority	Broker Non-Votes
Frank E. Collins, Esq.	25,058,082	601,787	1,586,755
W. Robert Dahl, Jr.	25,071,420	588,449	1,586,755
Marjorie W. Dorr	24,307,979	1,351,890	1,586,755
Thomas P. Gerrity, Ph.D	24,293,852	1,366,017	1,586,755
Patrick G. LePore	25,069,294	590,575	1,586,755
Thomas P. Mac Mahon	24,300,224	1,359,645	1,586,755
Geoffrey G. Meyers	25,051,451	608,418	1,586,755
Robert A. Oakley	25,118,532	541,337	1,586,755
Gregory S. Weishar	25,071,312	588,557	1,586,755

2.	The Company’s stockholders voted upon the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The votes on this proposal were as follows:

For	Against	Abstained
27,198,631	29,994	17,999

3.	The Company’s stockholders voted upon and approved, by advisory vote, the compensation of the Company’s named executive officers. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
24,064,913	1,468,379	126,577	1,586,755

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: June 19, 2013	By:	/s/ Thomas A. Caneris
Thomas A. Caneris
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

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